Exhibit 99.1

HEARTWARE EXPANDS BOARD OF DIRECTORS WITH APPOINTMENT OF

STEPHEN N. OESTERLE, M.D.

Framingham, Mass., January 11, 2016 - HeartWare International, Inc. (NASDAQ: HTWR), a leading innovator of less-invasive, miniaturized circulatory support technologies that are revolutionizing the treatment of advanced heart failure, today announced the appointment of Stephen Oesterle, M.D., to its Board of Directors. Dr. Oesterle’s appointment, which expands HeartWare’s Board of Directors to nine directors, is effective January 18, 2016. Dr. Oesterle brings deep experience across his more than 30-year career in cardiology and medical devices, including serving in senior leadership roles for over a decade at Medtronic and working as Director of Invasive Cardiology Services at Massachusetts General Hospital earlier in his career.

Dr. Oesterle currently is a Venture Partner with New Enterprise Associates (NEA), a global venture capital firm investing in technology and health care which he joined in 2015, and he acts as a strategic advisor to investment firms EQT and Temasek Holdings. Dr. Oesterle previously served as Senior Vice President for Medicine and Technology and as a member of the Executive Committee at Medtronic, Inc., which he joined in 2002. During his tenure at Medtronic, Dr. Oesterle provided executive leadership for the company’s scientific research, the formation of technological strategies and the continued development of strong, cooperative relationships with medical communities, technical universities, financial institutions and emerging medical device companies around the world.

“Dr. Oesterle has extensive experience in the development of emerging medical therapies, with a broad strategic perspective in corporate management, as well as the clinical setting,” said Doug Godshall, President and Chief Executive Officer at HeartWare. “Steve brings to HeartWare a tremendous clinical background in interventional cardiology, as well as a vision for the advancement of medical technology. His leadership, esteemed medical background and extensive relationships with researchers and innovators around the world will be of great value to HeartWare, as we seek to grow our business. Steve’s expertise will help support the advancement of HeartWare’s strategic objectives and our pipeline technologies, and we are looking forward to his contributions as our new Board member. We feel extraordinarily fortunate to have Steve joining our Board.”

“The offer to join HeartWare’s Board of Directors was an opportunity that I eagerly accepted, as I am impressed by the strength of the company’s leadership and am enthusiastic about the potential to help HeartWare advance its prominence in the treatment of heart failure,” said Dr. Oesterle. “I have followed HeartWare as it has grown to become a respected, global leader in the field of mechanical circulatory support, and I look forward to supporting the company through its next phase of growth to realize the company’s mission of developing revolutionary technologies for the treatment of heart failure for patients around the world.”

Earlier in his career, Dr. Oesterle served as Associate Professor of Medicine at the Harvard University Medical School and as Director of Invasive Cardiology Services at Massachusetts General Hospital. He has also developed and directed interventional cardiology programs at Good Samaritan Hospital in Los Angeles, Georgetown University and Stanford University. Additionally, Dr. Oesterle has served as a consultant for medical device companies and has established scholarships to train cardiologists from developing countries. Dr. Oesterle graduated summa cum laude from Harvard and received his medical doctorate from Yale University. He was a post-doctoral fellow in cardiology at Stanford University, where he subsequently served on the faculty for more than a decade.

About HeartWare International

HeartWare International develops and manufactures miniaturized implantable heart pumps, or ventricular assist devices, to treat patients suffering from advanced heart failure. The HeartWare® Ventricular Assist System features the HVAD® pump, a small full-support circulatory assist device designed to be implanted next to the heart, avoiding the abdominal surgery generally required to implant competing devices. The HeartWare System is approved in the United States for the intended use as a bridge to cardiac transplantation in patients who are at risk of death from refractory end-stage left ventricular heart failure, has received CE Marking in the European Union and has been used to treat patients in 47 countries. The device is also currently the subject of a U.S. clinical trial for destination therapy. For additional information, please visit www.heartware.com.

HeartWare International, Inc. is a member of the Russell 2000®, and its securities are publicly traded on The NASDAQ Stock Market.

HEARTWARE, HVAD, MVAD, PAL, SYNERGY, CIRCULITE and HeartWare logos are trademarks of HeartWare, Inc. or its affiliates.

Forward-Looking Statements

This announcement contains forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation our expectations with respect to: business growth, emerging medical technologies, and advancement of HeartWare’s strategic objectives and pipeline technology. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made. HeartWare does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by federal securities laws and the rules and regulations of the Securities and Exchange Commission. HeartWare may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation those described in Part I, Item 1A. “Risk Factors” in HeartWareed-lookal Report on Form 10-K filed with the Securities and Exchange Commission. HeartWare may update risk factors from time to time in Part II, Item 1A. “Risk Factors” in Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings with the Securities and Exchange Commission.

For additional information:

Christopher Taylor

HeartWare International, Inc.

Email: ctaylor@heartware.com

Phone: +1 508 739 0864

###